Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT
June 22, 2005	Chad Griffin
Noelle Gambill
(310) 888-3523
www.advancedcell.com

A.C.T. Holdings, Inc. Announces Name Change to Advanced Cell Technology, Inc.

Company Receives New Trading Symbol: OTCBB:ACTC

Worcester, MA, June 22, 2005 – A.C.T. Holdings, Inc. (OTCBB:ACTH.OB) today announced a company name change from A.C.T. Holdings, Inc. to Advanced Cell Technology, Inc. In connection with the name change, the company’s trading symbol has been changed from ACTH to ACTC. These changes will become effective beginning on June 23, 2005.

“Our company has undergone significant changes in the past year and this name change represents those developments,” said William Caldwell, Chief Executive Officer of Advanced Cell Technology, Inc.  “Now a publicly traded company, we have expanded our scientific and research teams to include some of the world’s leading scientists in the field of stem cell research and development, built a distinguished senior management team, further developed our intellectual property portfolio which now represents one of the strongest in the field, and continued to focus on developing and commercializing human stem cell technology in the emerging field of regenerative medicine.”

About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc., a Nevada corporation, is a biotechnology company applying stem cell technology in the emerging field of regenerative medicine.  The company is currently headquartered in Worcester, Massachusetts.

For more information about the company visit http://www.advancedcell.com

Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and its subsidiary, Advanced Cell, Inc., and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally.  Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-QSB for the quarter ended March 31, 2005.

Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

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